AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (this "Agreement") is entered into as of October 1, 2002 ("Agreement Date"), by and among Trinity Companies, Inc., a Utah corporation ("Acquirer"), Competency Based Learning, Inc., a California corporation ("Target"), CBL Acquisition Corp., a Utah corporation that is a wholly-owned subsidiary of Acquirer ("Newco").

                                  RECITALS

      A. The parties intend that, subject to the terms and conditions hereinafter set forth, Target will merge with and into Newco in a triangular merger (the "Merger"), with Newco to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and the applicable provisions of the Utah Revised Business Corporation Act ("Utah Law") and the applicable provisions of the California General Corporation Law (the "California Law"). Upon the effectiveness of the Merger (the "Effective Time"), all the outstanding Target Common Stock, no par value ("Target Common Stock") will be converted into Common Stock and other consideration from Acquirer, all in the manner and on the basis determined herein.

      B. The Merger is intended to be treated in accordance with the purchase method of accounting and as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code.

            NOW, THEREFORE, the parties hereto agree as follows:

            1.    PLAN OF REORGANIZATION
                  1.1    The Merger.
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                         The Articles of Merger required by Section
16-10a-1105 of the Utah Law ("the Articles of Merger") will be filed with the Division of Corporations and Commercial Code of the Utah Department of Commerce (the "Division") as soon as practicable after the Closing (as defined in Section 7.1 below). The Effective Time will occur upon the filing of the Articles of Merger with the Division, or on such other date as the parties hereto may mutually agree upon. Subject to the terms and conditions of this Agreement, Target will be merged with and into Newco in a statutory merger pursuant to this Agreement and in accordance with applicable provisions of Utah Law as follows:

                  1.1.1  Conversion of Target Common Stock.
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                  Each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 1.9 below) will, by virtue of the Merger and at the Effective Time, and without any action on the part of any holder thereof, be canceled and converted into the right to receive (i) the Applicable Fraction (determined in accordance with Section 1.1.2 hereof) of a share of validly issued, fully paid and nonassessable Common Stock of Acquirer ("Acquirer Common Stock"), and (ii) a Convertible Note (as defined in Section 1.1.2).

                  1.1.2  Definitions; Consideration.
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                  (a) The "Applicable Fraction" shall be determined by dividing (i) the "Total Acquirer Shares" (as defined below) by (ii) the sum of the number of shares Target Common Stock outstanding at the Effective Time.

                  (b) The "Total Acquirer Shares" shall mean the total number of shares of Acquirer Common Stock to be issued or to become issuable in the Merger to the holders of Target capital stock, which shall equal 1,455,000 shares of Acquirer Common Stock.
                  (c) The "Convertible Note" shall mean the Secured Convertible Note issued by Acquirer to each holder of Target Common Stock in the amount equal to $485.00 for each share of Target Common Stock held by each such holder dated as of an even date herewith in the form attached hereto as Exhibit A. In no event shall the aggregate amount of all Convertible Notes exceed $485,000.
                  (d) The "Security Agreements" shall mean those certain security agreements executed in connection with the Convertible Note in the form attached hereto as Exhibit B.

                  1.1.3  Adjustments for Capital Changes.
                         --------------------------------
                  If prior to the Merger, Acquirer or Target recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the calculation of the Applicable Fraction will be adjusted appropriately.

            1.2   Fractional Shares.
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                  No fractional shares of Acquirer Common Stock will be issued in connection with the Merger, but in lieu thereof, the holder of any shares of Target Company Stock who would otherwise be entitled to receive a fraction of a share of Acquirer Common Stock will receive from Acquirer, promptly after the Effective Time, one share of Acquirer Common Stock.

            1.3   Escrow Agreement.
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                  Pursuant to an Escrow Agreement to be entered into on or before the Closing Date (as defined in Section 7.1) in the form attached as
Exhibit 1.3 (the "Escrow Agreement"), among Acquirer, the Target Shareholder (as that term is defined in Section 2.3), Brian Kennedy (pursuant to a separate Securities Purchase Agreement dated as of an even date herewith) and Heritage Bank of Commerce (the "Escrow Agent"), Acquirer will withhold from the Total Acquirer Shares and deposit into escrow an aggregate of at least 500,000 shares of Acquirer Common Stock (the "Escrow Shares"). From the Total Acquirer Shares that would otherwise be distributable at Closing to the holders of Target Common Stock ("Closing Distributable Shares"), Escrow Shares shall be withheld and deposited into escrow. Promptly after the Closing Date, Acquirer will deposit or cause to be deposited in escrow pursuant to the Escrow Agreement, the Escrow Shares. The Escrow Shares will be held in escrow as collateral for the indemnification obligations of Target Shareholder under Section 11.2 below and will be released from escrow pursuant to the Escrow Agreement.

            1.4   Effects of the Merger.
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                  At the Effective Time, the parties agree that the following shall occur, whether by law or by action of Acquirer: (a) the separate existence of Target will cease and Target will be merged with and into Newco and Newco will be the surviving corporation pursuant to the terms of this Agreement (the "Surviving Corporation"); (b) the Articles of Incorporation and Bylaws of Newco will remain the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law; (c) each share of Target Common Stock will be converted as provided in this Section 1; (d) all of the directors of NewCo and two (2) directors designated by Target (the "Target Directors") will become the directors of Surviving Corporation and the executive officers of Target will become the executive officers of Surviving Corporation, and during the term of Target Shareholder's employment agreement with Newco and so long as any amount of principal or interest remains outstanding under the Convertible Note, Acquirer shall cause the Target Directors to be elected or appointed to the board of directors of Surviving Corporation; and (e) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law. The initial Target Directors shall be Robert Stephen Scammell ("Scammell") and Brian Kennedy ("Kennedy").

            1.5   Further Assurances.
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            Target agrees that if, at any time after the Effective Time, Acquirer considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Acquirer or the Surviving Corporation title to any property or rights of Target as provided herein, Acquirer and any of its officers are hereby authorized by Target to execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Acquirer or the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of Target, the Target Shareholder or otherwise.

            1.6   Private Placement; Certificate Legends.
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            The shares of Acquirer Common Stock to be issued pursuant to this Section 1 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Acquirer Common Stock to be issued pursuant to this Section 1 shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and any legends required by state securities laws. Specifically, the shares issuable in connection with the Merger will not be eligible for public resale under Rule 144 for a period of not less than one year following the Merger.


            1.7   Tax-Free Reorganization.
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                  The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code, by virtue of the provisions of Section 368(a)(2)(E) of the Code. For purposes of this Section 1.7, Acquirer and Target agree to report the transactions contemplated in this

Agreement in a manner consistent with the reorganization treatment they intend and will not take any position inconsistent therewith in any tax return, refund claim, litigation or otherwise unless required to do so by any governmental authority or advised in writing to do so by Acquirer's tax advisor. Acquirer, Newco and Target will use all reasonable best efforts prior to the Effective Time to cause the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code. In the event the transactions contemplated by this Agreement are deemed by any relevant taxing authority not to qualify as a tax-free reorganization, Target covenants to cause Target Shareholder to pay any and all taxes or other governmental fees assessed as a result of the failure to so qualify.

            1.8   Purchase Accounting.
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                  The parties intend that the Merger be treated as a purchase for accounting purposes.

            1.9   Dissenting Shares.
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                  Holders of shares of Target capital stock who have complied with all requirements for perfecting shareholders' dissenters' rights, as set forth in Section 1300 et seq. of the California Law, shall be entitled to their rights under the California Law with respect to such shares ("Dissenting Shares").

      2.    REPRESENTATIONS AND WARRANTIES OF TARGET
            For purposes of the representations and warranties of Target contained herein, disclosure in any section of the Target Disclosure Letter (defined below) shall be deemed to be adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Target which would reasonably call for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties; provided such disclosure is fair and accurate. The inclusion of any information in any section of the Target Disclosure Letter or other document delivered by Target pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever. Target hereby represents and warrant that, except as disclosed in the Target disclosure letter (the "Target Disclosure Letter") delivered by Target to Acquirer herewith as amended from time to time prior to Closing:

            2.1   Organization and Good Standing.
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                  Except as disclosed in Item 2.1, Target is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction where the nature of its business or location of its properties requires such qualification except where the failure to so qualify would not result in a Material Adverse Effect (as defined in Section 12.13 below) on Target.

            2.2   Power, Authorization and Validity.
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                  2.2.1 Target has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and under the Escrow Agreement and the other agreements to be signed by Target in connection with this Agreement (the "Target Ancillary Agreements"). This Agreement and the Target Ancillary Agreements have been or will be duly executed and delivered by Target. The execution, delivery and performance of this Agreement and the Target Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of Target (other than the approval and adoption of this Agreement by the shareholders of Target as required under California Law). The Board of Directors of Target has (a) unanimously determined that the Merger is advisable and fair and in the best interests of Target and its shareholders, (b) unanimously approved the execution, delivery and performance of this Agreement by the Target and has unanimously approved the Merger, and (c) unanimously recommended the adoption and approval of this Agreement and the Merger by the Target Shareholder and directed that this Agreement and the Merger be submitted for consideration by the Target's shareholders at the Shareholders' Meeting (as defined in Section 4.14). The affirmative vote of the holders of a majority of the shares of Target Common Stock, voting in accordance with Target's Articles of Incorporation and California Law, outstanding on the record date for the Shareholders' Meeting (the "Required Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

            2.2.2 No filing, authorization or approval with or of any governmental entity is necessary or required to be made or obtained prior to the Effective Time to enable Target to enter into, and to perform its obligations under, this Agreement and the Target Ancillary Agreements, except for (a) the filing of the Articles of Merger with the Secretary of State, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Utah law and the filing of appropriate documents with the relevant authorities of the states other than Delaware and Utah in which Target is qualified to do business, if any,
(b) such filings as may be required to comply with federal and state securities laws, and (c) the approval of the Target Shareholder of the transactions contemplated hereby.

            2.2.3 Assuming the due authorization, execution and delivery by Acquirer and, if applicable, Newco, this Agreement and the Target Ancillary Agreements are, or when executed and delivered by Target, and the other parties thereto will be, valid and binding obligations of Target, enforceable against Target and against the Escrow Shares deposited pursuant to the Escrow Agreement in accordance with their respective terms, subject to approval of Target's shareholders, except as to the effect, if any, of
(a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

      2.3   Capitalization.
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            (a)   Authorized/Outstanding Capital Stock.
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                  As of the date hereof, the authorized capital stock of Target consists of 600,000 shares of Common Stock, no par value, of which 1,000 shares designated as Series A Common Stock are issued and outstanding, and 500,000 shares of Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of Target capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Target in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws, except where the failure to so qualify would not result in a Material Adverse Effect on
Target.   A list of all holders of Target Stock, and the number of shares and options held by each, in each case as of the date hereof, has been delivered by Target to Acquirer herewith as Item 2.3. As of the date hereof, Scammell is the sole shareholder of Target ("Target Shareholder").

            (b)   Options/Rights.
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                  Except as disclosed in Section 2.3(a) or on Item 2.3, there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of Target's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Target Stock or obligating Target to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. Except as described in Item 2.3, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Target's outstanding securities. Except as described in Item 2.3, Target is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

      2.4   Subsidiaries and Guaranties.
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            Except as disclosed in Item 2.4 of the Disclosure Letter, Target does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Target is not a guarantor of any obligation of a third party, whether or not such third party is related to or affiliated with Target.

      2.5   No Violation of Existing Agreements or Laws.
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            Except as disclosed in Item 2.5, neither the execution and delivery of this Agreement or any Target Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any provision of the Articles of Incorporation or Bylaws of Target, as currently in effect, (b) any instrument or contract to which Target or is a party or by which Target is bound or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Target or any Subsidiary or their respective assets or properties, other than, with respect to (a),
(b) and (c), any such conflict, termination, breach or violation that would not have a Material Adverse Effect on Target. The consummation of the Merger and succession by the Surviving Corporation to all rights, licenses, franchises, leases and agreements of Target in and of itself will not require the consent of any third party, except as disclosed in Item 2.5.

      2.6   Litigation.
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            Except as disclosed in Item 2.6, there is no action, proceeding or claim or investigation pending against Target before any court or administrative agency nor is there any basis therefor, nor has any party threatened the same. Except as disclosed in Item 2.6, there is no basis for any shareholder or former shareholder of Target, or any other person, firm, corporation or entity to assert a claim against Target, Acquirer or the Surviving Corporation as successor in interest to Target based upon: (a) ownership or rights to ownership of any shares of Target Stock or other securities, (b) any rights as a Target securities holder, including, without limitation, any option or other right to acquire any Target securities, any preemptive rights or any rights to notice or to vote or (c) any rights under any agreement between Target and any Target securities holder or former Target securities holder in such holder's capacity as such. There is no action, suit, proceeding, claim, arbitration or investigation pending or as to which Target has received any notice of assertion against Target, which in any manner challenges or seeks to prevent, enjoin, materially alter or materially delay any of the transactions contemplated by this Agreement.

      2.7   Target Financial Statements.
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            Target has delivered to Acquirer in Item 2.7(a) Target's balance sheet as of March 31, 2002 (respectively, the "Target Balance Sheet" and the "Balance Sheet Date") and Target's income statements from the date of inception to March 31, 2002 and unaudited income statement for the three (3) months ended March 31, 2002 (collectively, the "Target Financial Statements"). Except as provided in Item 2.7(b), the Target Financial Statements (a) are in accordance with the books and records of Target, and (b) fairly and accurately represent the financial condition of Target at the respective dates specified therein and the results of operations for the respective periods specified therein. Except as disclosed in Item 2.7, Target has no debt, liability or obligation of any nature, whether accrued, absolute or contingent, and whether due or to become due, that would be required under generally accepted accounting principles ("GAAP") to be reflected on the liabilities column of a balance sheet, prepared as of the date hereof in accordance with GAAP and is not reflected, reserved against or disclosed in the Target Financial Statements, except for those that may have been incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice ("Ordinary Course").

      2.8   Taxes.
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            (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"),
(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

            (b) Except as disclosed in Item 2.8(b), all Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority on or before the Effective Time, by or on behalf of Target and each of its Subsidiaries (collectively, the "Target Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been or will be paid on or before such date. The Target Financial Statements fully accrue all actual liabilities for Taxes with respect to all periods through the dates thereof and to the knowledge of Target, Target does not have any contingent liabilities for Taxes except as disclosed in Item 2.8. The Target Balance Sheet fully accrues consistent with past practices all actual liabilities for Taxes (i) with respect to all periods through the Balance Sheet Date, and (ii) with respect to all transactions and events occurring on or prior to such date. Except as disclosed in Item 2.8(b), all information set forth in the notes to the Target Financial Statements relating to Tax matters is true, complete and accurate in all material respects.

            (c) No Tax liability since March 31, 2002 has been incurred other than in the ordinary course of business, and adequate provision has been made for all Taxes since that date in accordance with past practices on a timely basis. Except as disclosed in Item 2.8(c), Target has timely withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld. Except as disclosed in Item 2.8(c), none of the Target Returns have been audited. Except as disclosed in Item 2.8(c), Target has not granted any extension or waiver of the limitation period applicable to any Target Returns.

            (d) There is no claim, audit, action, suit, proceeding, or investigation now pending or, to the knowledge of Target, threatened against or with respect to Target or any Subsidiary in respect of any Tax, nor to the knowledge of Target is there any basis therefor. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by Target or any Subsidiary which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). Neither Target nor any Subsidiary nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code. There are no liens for taxes upon the assets of Target or any

Subsidiary except liens for current Taxes not yet due. Except as disclosed in Item 2.8(d), Target has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.
            (e) There is no contract, agreement, plan or arrangement, including without limitation the provisions of this Agreement and the Employment Agreements, covering any employee, director or independent contractor or former employee, director or independent contractor of Target that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code (as determined without regard to Section 280G(b)(4)). Other than pursuant to this Agreement, Target or any Subsidiary is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement. Target has previously provided or made available to Acquirer true and correct copies of all Target Returns, and, as reasonably requested by Acquirer, prior to or following the date hereof, presently existing information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents.
            Target has not been at any time within the past five years, and will not be prior to the Effective Time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

            2.9   Title to Properties.
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                  Except as disclosed in Item 2.9, Target has good and marketable title to all of its material assets and properties (including but not limited to those shown on the balance sheet as of the Balance Sheet Date included in the Target Financial Statements), free and clear of all liens, charges or encumbrances (other than (i) liens for taxes not yet due and payable; (ii) liens or obligations reflected or disclosed on the Balance Sheet as of the Balance Sheet Date; (iii) liens which are not material in character, amount or extent, and which do not materially detract from the value or materially interfere with the use of the property subject thereto or affected thereby; and (iv) contractor's liens and liens with respect to taxes that are not yet due and payable (the foregoing (i), (ii), (iii) and (iv), "Permitted Liens"). The machinery and equipment included in such assets are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Target or any Subsidiary is a party are fully effective and afford Target or the Subsidiary peaceful and undisturbed possession of the subject matter of the lease. Neither Target nor any Subsidiary is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased real property which would have a Material Adverse Effect on Target, and neither Target nor any Subsidiary has received any notice of such violation with which it has not complied or had waived.

            2.10  Absence of Certain Changes.
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                  Since the Balance Sheet Date, Target has carried on its business in the Ordinary Course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date. Except as disclosed in Item 2.10 or in connection with the transactions contemplated by this Agreement and the Target Ancillary Agreements, since the Balance Sheet Date there has not been with respect to Target:

            (a) any change in the financial condition, properties, assets, liabilities, business, material rights relating to Intellectual
                                    -9-


Property (as defined below), results of operations, which change by itself or in conjunction with all other such changes, whether or not arising in the Ordinary Course, have had or is reasonably likely to have a Material Adverse Effect on Target;

            (b) any contingent liability incurred thereby as guarantor or surety with respect to the obligations of others;

            (c) any mortgage, encumbrance or lien placed on any of the assets or properties thereof (other than Permitted Liens);

            (d) any obligation or liability incurred thereby other than in the Ordinary Course, which obligations or liabilities do not exceed in the aggregate $10,000;

            (e) any purchase, license, sale or other disposition, or any agreement or other arrangement for the purchase, license, sale or other disposition, of any of the properties, assets or goodwill of Target other than in the Ordinary Course;

            (f) any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect on Target;

            (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, stock dividend, combination or recapitalization of the capital stock thereof, any direct or indirect redemption, purchase or other acquisition of the capital stock thereof;

            (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents (other than pursuant to existing agreements set out on Item 2.10(h) or, in the case of non-officers, in the Ordinary Course), or any bonus payment or arrangement made to or with any of such officers, employees or agents other than amounts paid pursuant to Employee Plans, as that term is defined in Section 2.15.3, disclosed in Item 2.15.3 or bonuses in an aggregate amount not to exceed $10,000 for all persons to whom bonuses are paid;

            (i) any loss of key executive, management or development personnel thereof;

            (j) any payment or discharge of a lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in the Target Financial Statements or (ii) incurred in the Ordinary Course after the Balance Sheet Date;

            (k) any obligation or liability incurred thereby to any of its officers, directors, shareholders or affiliates, or any loans or advances made thereby to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers and employees;

            (l) any loss on or prior to the date of this Agreement of one or more Material Customers (as defined in Section 2.23) or such number of customers which together represent a material amount of business or any indication that such a loss is, or losses are, reasonably likely;

            (m) any amendment or change in the Articles of Incorporation or Bylaws of Target;

            (n) any issuance or sale of any debt or equity securities (including but not limited to stock) thereby or of any options or other rights to acquire from Target, directly or indirectly, any debt or equity securities (including but not limited to stock) thereof; or

            (o) any termination, or any extension, amendment, relinquishment, expiration or non-renewal that to Target's knowledge resulted from third party dissatisfaction with Target's services or contract performance, of any contract to which Target is a party, or any written request received by Target for or to effect any of the foregoing, other than, in each such case, where any such action or requested action would not have a Material Adverse Effect on Target.

      2.11  Agreements and Commitments.
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            As of the date hereof, except as disclosed in Item 2.11 delivered by Target to Acquirer herewith, or as disclosed in Item 2.12,
Item 2.15.3 or Item 2.15.6 as required by Section 2.12, Section 2.15.3 or
Section 2.15.6, as the case may be, on the date of this Agreement Target is not a party or subject to any oral or written executory contract or, to the extent expressly enumerated in paragraphs below, commitment, that is material to Target, its financial condition, business or prospects, including but not limited to the following:

            (a) Any contract, commitment, letter agreement or purchase order providing for payments by or to Target in an aggregate amount of (i) $10,000 or more in the Ordinary Course or (ii) $5,000 or more not in the Ordinary Course;

            (b) Any license agreement under which Target is licensor (except for any nonexclusive software license granted by Target to customers in the Ordinary Course); or under which Target is licensee (except for standard "shrink wrap" licenses for off-the-shelf software products with a license fee or purchase price of under $5,000 per copy or seat);

            (c) Any material agreement by Target to encumber, transfer or sell rights in or with respect to any material item of Target
Intellectual Property (as defined in Section 2.12 hereof), excluding non-exclusive software licenses;

            (d) Any agreement for the sale or lease of real or tangible personal property involving more than $10,000 per year;

            (e) Any dealer, distributor, sales representative, original equipment manufacturer, value-added remarketer or other agreement for the distribution of Target's products;

            (f)   Any franchise agreement;

            (g) Any stock redemption or agreement obligating Target to purchase its capital stock;

            (h) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person, excluding non-exclusive software licenses;

            (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness or any advance to any employee of Target incurred or made in the Ordinary Course, and except as disclosed in the Target Financial Statements;

            (j) Any contract containing covenants purporting to limit Target's freedom to compete in any line of business, market or industry and/or in any geographic area; or

            (k) Any contract for the employment of any officer, employee or consultant of Target or any other type of contract or commitment with any officer, employee or consultant of Target that is not immediately terminable by Target without cost or other liability.

            Except as noted in Item 2.5, all agreements, obligations and commitments disclosed in Item 2.11, Item 2.12, Item 2.15.3 or Item 2.15.6 as required by Section 2.11, Section 2.12, Section 2.15.3 or Section 2.15.6, as the case may be, are valid and in full force and effect, except where the failure to be such would not have a Material Adverse Effect on Target. Except as noted on Item 2.11, neither Target nor to Target's knowledge any other party is in breach of or default under any material term of any such agreement, obligation or commitment nor has such other party threatened such a breach or default. Target is not a party to any contract or arrangement that it believes will have a Material Adverse Effect on Target. Target does not have liability for renegotiation of government contracts or subcontracts which can reasonably be expected to have a Material Adverse Effect on Target.

            2.12  Intellectual Property.
                  ----------------------
            (a) For purposes of this Agreement, "Intellectual Property" means:

                  (i) all issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                  (ii) all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                  (iii) all copyrights, copyrightable works, semiconductor topography and mask work rights, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions (collectively, "Copyrights");

                  (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names
(collectively, "Trademarks");

                  (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data and proprietary processes;

                  (vi) all databases and all collected data and all rights therein throughout the world;

                  (vii) all computer software, including all source code, object code firmware, development tools, files, records and data and all media on which any of the foregoing is recorded; and

                  (viii) all Web addresses, rights and domain names and all rights under all Web cross-linking agreements.

            (b) With respect to each item of Intellectual Property incorporated into any product of Target or used in connection with any service offered or provided by Target or otherwise used in the business of Target and in each case owned by Target or licensed to Target (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $5,000 per copy or seat or CPU on standard, non-negotiated terms and conditions) ("Target Intellectual Property"), the Target Disclosure Letter lists as of the date of this Agreement at Item 2.12:

                  (i) all Patents, all registered Trademarks, and all registered Copyrights, including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed.

                  (ii) the following agreements relating to the products or service offerings or capabilities of Target, including products or service offerings or capabilities currently under development (collectively the "Target Services") or other Target Intellectual Property: all (A) agreements granting any right to distribute or sublicense any of the Target Services on any exclusive basis, (B) any exclusive licenses of Intellectual Property to or from Target, (C) projects under agreements pursuant to which the amounts actually paid or payable individually under firm commitments to or by Target are $10,000 or more, (D) joint development agreements, (E) any agreement by which Target grants any ownership right to any Intellectual Property owned by Target other than nonexclusive software licenses entered into with customers in the Ordinary Course, (F) any option relating to any Target Intellectual Property, and (G) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of Target Intellectual Property.

            (c) The Target Disclosure Letter contains an accurate list as of the date of this Agreement of all licenses, sublicenses and other agreements to which Target is a party and pursuant to which Target is authorized to use any Intellectual Property owned by any third party (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $5,000 per copy or seat or CPU on standard non-negotiated terms and conditions and any rights implied by law) ("Third Party Intellectual Property").

            (d) To the best of Target's knowledge, there is nounauthorized use, disclosure, infringement or misappropriation of any Target Intellectual Property, including any Third Party Intellectual Property, by any employee of Target and Target has not received actual notice that any former employee or any other third party has made any unauthorized use, disclosure, infringement or misappropriation of any

Target Intellectual Property, including any Third Party Intellectual Property. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in sales or services agreements arising in the ordinary course of business, copies of which have been delivered to Acquirer or its counsel. There are no royalties, fees or other payments payable by Target to any Person, under any written or oral contract or understanding or otherwise, by reason of the ownership, use, sale or disposition of any Intellectual Property.

            (e) Target is not in breach of any license, sublicense or other agreement relating to the Target Intellectual Property or Third Party Intellectual Property Rights. Except as disclosed in Item 2.12(e), neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in any violation of Acquirer's right to own or use any Target Intellectual Property, including any Third Party Intellectual Property.

            (f) All registered Trademarks and registered service marks held by Target are valid and subsisting. Except for such as are not past due, all maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. Target has not infringed, misappropriated or made unlawful use of, is not currently infringing, misappropriating or making unlawful use of, and has not received any written notice or written communication alleging or relating to any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Intellectual Property or other proprietary right or asset owned or used by any third party. Without limiting the foregoing, the offering and sale of the Target Services by Target does not, and the offering and sale of the Target Services by the Surviving Corporation immediately after the Effective Time will not, and the business of Target as conducted as of the date hereof does not, and Target's use of Intellectual Property as of the date hereof does not, to Target's knowledge, infringe or violate any Intellectual Property of any other person. There is no proceeding pending or threatened, nor has any written claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of Target Intellectual Property or Third Party Intellectual Property. Target has not brought a proceeding alleging infringement of Target Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (g) Except as disclosed in Item 2.12(g), all current and former officers and managerial and technical employees and employees engaged in development of Target have executed and delivered to Target an agreement (containing no exceptions or exclusions from the scope of its coverage other than as set forth in the standard form supplied to Acquirer) regarding the protection of proprietary information and the assignment to Target of any Intellectual Property arising from services performed for Target by such persons, the form of which has been supplied to Acquirer. Except as disclosed in Item 2.12(g), all current and former consultants and independent contractors to Target involved in the development, modification, marketing and servicing of Target's products, and/or Target Intellectual Property have executed and delivered to Target an agreement (containing no exceptions or exclusions from the scope of its coverage other than as set forth in the standard form) regarding the protection of proprietary information and the assignment to Target of any Intellectual Property arising from services performed for Target by such persons except where the failure to obtain such agreements from former employees and independent contractors would not have a Material Adverse Effect on Target.
                                    -14-


To the knowledge of Target, no employee or independent contractor of Target is in violation of any term relating to Intellectual Property of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Target or of any other term of any such agreements or contracts. Other than with respect to Third Party Intellectual Property that is not used in connection with Target Services, no current or former officer, director, shareholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Target Intellectual Property. To the best knowledge of Target, Target is not using any trade secrets, and to the knowledge of Target, Target is not using any other confidential information, of any former employer of any past or present employees.

            (h) Target has disclosed in Item 2.12(h) all measures and precautions taken to protect and maintain the confidentiality of all Target Intellectual Property. Except as disclosed in Item 2.12(h), Target has taken all commercially reasonable and customary measures and precautions necessary to maintain and protect the full value of all Intellectual Property it owns except where such failure to protect and maintain would not have a Material Adverse Effect on Target. All use, disclosure or appropriation of confidential and proprietary information of any third party ("Confidential Information") has, to Target's knowledge, been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

            (i) No product liability claims have been communicated in writing to or, to Target's knowledge, threatened against Target.

            (j) A complete list of each of the principal Target Services, together with a brief description of each, is set forth in
Schedule 2.12(j). The Target Services, including the performance and results thereof, conform in all material respects with any published specification, published documentation or written performance standard provided with respect thereto by Target.

            (k) Target is not subject to any proceeding or outstanding decree, order, judgment, or stipulation which may affect the validity, use or enforceability of any Target Intellectual Property or restricting in any manner the use, transfer, or licensing thereof by Target. Target is not subject to any agreement which restricts in any material respect the use, transfer, or licensing by Target of the Target Intellectual Property or Target Services, excluding agreements relating to Third Party Intellectual Property.

            (l) Target owns all right, title and interest in, or has the right to use, all Intellectual Property that is material to or reasonably necessary to the conduct of its business as presently conducted ("Material Target Intellectual Property"). Target is not aware of any loss, cancellation, termination or expiration of any Patent or Patent Application, registered Trademark, or registered Copyright relating to any Material Target Intellectual Property. Copies of all forms of nondisclosure or confidentiality agreements currently utilized by Target to protect the Target Intellectual Property have been provided to Acquirer. Except as set out in Item 2.12, Target has not granted any reseller, distributor, sales representative, original equipment manufacturer, value added reseller or other third party any right to reproduce, manufacture, sell, license, furnish or distribute any Target Services in any market segment or geographic location.


                                    -15-


      2.13  Compliance with Laws.
            ---------------------
            Except for noncompliance that would not result in a Material Adverse Effect on Target, Target has complied, or prior to the Closing Date (as defined in Section 7.1 hereof) will have complied, and is or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Target or to the assets, properties and business thereof, including, without limitation: (a) all applicable federal and state securities laws and regulations except as disclosed in Item 2.3, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours and (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 2.21 hereof), building standards, zoning or other similar matters, (c) the Export Administration Act and regulations promulgated thereunder and other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data, (d) the Immigration Reform and Control Act and (e) all governmental and nongovernmental regulations related to the operation and use of the Internet. Except as disclosed in Item 2.5, Target has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted except where the failure to receive such permit or approval or make such filing would not have a Material Adverse Effect on Target.


      2.14  Certain Transactions and Agreements.
            ------------------------------------
            No person who is an officer of Target nor any member of their immediate families, has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with Target (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded). Except as disclosed in Item 2.14, none of said officers or any directors of Target or any member of their immediate families, is directly or indirectly interested in any contract with Target, including, but not limited to, any loan agreements (excluding travel advances), except for normal compensation for services as an officer (disclosed in Item 2.15.3), director or employee of Target and except for the normal rights of a shareholder, warrantholder or optionholder. Except as disclosed in Item 2.14, none of such officers or directors or family members has, except for the normal rights of a shareholder or an option holder, any interest in any
(a) Target Intellectual Property or (b) any interest in any property (other than Target Intellectual Property) used in the business of Target, whether such property is real or personal, tangible or intangible.

      2.15  Employees.
            ----------
            2.15.1 Except as disclosed in Item 2.15.1, Target does not have any employment contract or consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by Target (other than agreements with the purpose of providing for the confidentiality of proprietary information or assignment of inventions).

            2.15.2 Target (a) has not ever been or is now subject to a union organizing effort, (b) is not subject to any collective bargaining agreement with respect to any of its employees, (c) is not subject to any
                                    -16-

other material contract, written or oral, with any trade or labor union, employees' association or similar organization or (d) does not have has any current labor dispute. Target has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions provided for herein (other than any contemplated reductions in force associated therewith) will have a Material Adverse Effect on Target and has no knowledge that any of its key development or other employees intends to leave its employ where such departure would reasonably be expected to have a Material Adverse Effect on Target.

            2.15.3 Item 2.15.3 delivered by Target to Acquirer herewith contains a list of all severance agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Target or any trade or business which is treated as a single employer with Target within the meaning of Code Section 414(b), (c),
(m) or (o) (each an "ERISA Affiliate") or in which any employees of Target participate (the "Employee Plans"), including without limitation all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as well as all employment and consulting agreements to which Target is a party.
Except as disclosed in Item 2.15.3, each of the Employee Plans, and its operation and administration, is in compliance in all material respects with each of the respective Employee Plans' terms and with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. Target has delivered to Acquirer a true and complete copy of, to the extent applicable, (a) all Employee Plans as well as all employment and consulting agreements to which Target is a party as amended, (b) the three most recent annual reports (Form 5500s), (c) each trust agreement related to such Employee Plans, (d) most recent summary plan description for each Employee Plan for which a description is required, (e) the most recent Internal Revenue Service determination letter issued with respect to any Employee Plan, and (f) any material contract regarding the funding arrangement for any Employee Plan. Except as disclosed in Item 2.15.3, all such Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401(a) of the Code have received favorable determination opinion, notification or advisory letters with respect to such plans that such plans comply with the Tax Reform Act of 1986 or have remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified states of each such Employee Plan. In addition, neither Target nor any Subsidiary has ever been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Target or any Subsidiary sponsors as employer or in which Target or any Subsidiary participates as an employer, which would impose a material penalty on Target or which was not otherwise exempt pursuant to Section 408 of ERISA (including, but not limited to, any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of Target or any Subsidiary are in compliance in all material respects with the continuation coverage requirements of subsection 4980B of the Code. There are no outstanding violations of Section 4980B of the Code with respect to any Employee Plan, covered employees or qualified beneficiaries. Except as set forth in Item 2.15.3, no Employee Plans will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans. Except as disclosed in Item 2.15.3, no employee of Target or any Subsidiary
                                    -17-


and no person subject to any Target or any Subsidiary health plan has made medical claims through such health plan during the twelve months preceding the date hereof for more than $5,000 in the aggregate.

            2.15.4 To the knowledge of Target, no employee of Target is in violation of any term of any employment contract, patent or trade secret disclosure agreement or noncompetition agreement or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by Target or to use trade secrets or proprietary information of others, and the employment of any employee of Target does not subject Target to any material liability to any third party.

            2.15.5 Except as disclosed in Item 2.15.5, Target is not a party to any (a) agreement with any employee of Target (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Target in the nature of any of the transactions contemplated by this Agreement (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment other than as required by law, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement.
2.15.6 A list of all employees of Target and their current base compensation as of the date of this Agreement is disclosed on

            Item 2.15.6. Copies of all offer letters and other documents reflecting bonus arrangements of any Target officer, director or employee have been delivered to Acquirer.

            2.15.7 All contributions due from Target with respect to any of the Employee Plans through the Balance Sheet Date have been made or accrued on Target's financial statements.

            2.16  Corporate Documents.
                  --------------------
                  Target has made available to Acquirer for examination all documents and information disclosed in Items 2.1 through 2.26 or other exhibits called for by this Agreement which have been reasonably requested by Acquirer' legal counsel, including, without limitation, the following:
(a) copies of Target's Articles of Incorporation and Bylaws as currently in effect; (b) Target's minute book containing all records of all proceedings, consents, actions and meetings of Target's directors and shareholders; (c) Target's stock ledger, journal and other records reflecting all stock issuances and transfers; and (d) all permits, orders and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders and consents.

            2.17  No Brokers.
                  -----------
                  Except as disclosed in Item 2.17, Target is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction provided for herein or therein.

            2.18  Books and Records.
                  ------------------
                  The books, records and accounts of Target (a) are in all material respects true and complete, and (b) have been maintained in accordance with reasonable business practices except where failure to
                                    -18-

maintain such books, records and accounts in accordance with reasonable business practices will not have a Material Adverse Effect on anyone relying on such books, record and accounts.

            2.19  Environmental Matters.
                  ----------------------
                  2.19.1 To Target's knowledge, during the period that Target has leased or owned its properties or leased, owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under any such properties or facilities that would have a Material Adverse Effect on Target. Target has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Target or any Subsidiary having taken possession of any of such properties or facilities which might reasonably be expected to have a Material Adverse Effect on Target. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Para 9601 et seq., as amended ("CERCLA"). For the purposes of this Section 2.19, "Hazardous Materials" mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date, regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.;
(iv) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (vi) regulations promulgated under any of the above statutes; or
(vii) any other applicable federal, state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

                  2.19.2 To Target's knowledge, none of the properties or facilities currently leased or owned by Target or any properties or facilities previously leased or owned by Target is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition which violation would have a Material Adverse Effect on Target.

                  2.19.3 During Target's occupancy of any properties or facilities owned or leased at any time by Target, neither Target, nor to Target's knowledge, any third party, has used, generated, manufactured, released or stored on, under or about such properties and facilities or transported to or from such properties and facilities any Hazardous Materials that would have or is reasonably likely to have a Material Adverse Effect on Target.

                  2.19.4 During the time that Target has owned or leased the properties and facilities currently occupied by it or any properties and facilities previously occupied by Target, there has been no material litigation, proceeding or administrative action brought or threatened against Target, or any material settlement reached by Target with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

                                    -19-

            2.20  Government Contracts.
                  ---------------------
                  All representations, certifications and disclosures made by Target to any Government Contract Party (as defined below) have been in all material respects current, complete and accurate at the times they were made. There have been no acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of Target's contracts with any Government Contract Party in either case that have led to or is reasonably likely to lead to, either before or after the Closing Date, (a) any material claim or dispute involving Target, and/or Acquirer as successor in interest to Target and any Government Contract Party or (b) any suspension, debarment or contract termination, or proceeding related thereto. There has been no act or omission that relates to the marketing, licensing or selling to any Government Contract Party of any of Target technical data, computer software, products and services and that has led to or is reasonably likely to lead to, either before or after the Closing Date, any cloud on any of Target's rights in and to its technical data, computer software, products and services. There is currently no dispute between Target and any Government Contract Party. For purposes of this Section 2.20, the term "Government Contract Party" means any independent or executive agency, division, subdivision, audit group or procuring office of the federal, state, county, local or municipal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

            2.21  Warranties, Guarantees and Indemnities.
                  ---------------------------------------
                  Except as disclosed in Item 2.21 or in the agreements or contract listed herein, Target has not provided to its customers or any third parties (i) any warranties or guarantees regarding the Target Services; (ii) any rights to obtain refunds with respect to Target Services or (iii) any indemnities with respect to intellectual property infringement.

            2.22  No Shareholder Claims.
                  ----------------------
                  No Target Shareholder has claimed in writing any interest in any additional shares of Target Stock, or any options, warrants or other securities of Target, except for the number of shares of Target Stock which such person is shown to be the owner of on Item 2.3, and no third party who is not disclosed on Item 2.3 has made in writing, any claim of entitlement to receive any shares of the capital stock of Target, any warrants or other rights to acquire any capital stock of Target or any other securities of Target, and to Target's knowledge no such claim has been made orally.

            2.23  Customer Relationships.
                  -----------------------
                  Target has good commercial working relationships with its customers. Except as disclosed in Item 2.23, no customer accounting for more than 5% of the Target's revenues in any month during the last twelve (12) calendar months (a "Material Customer") has canceled or otherwise terminated its relationship with Target, decreased or limited materially the amount of product or services ordered from Target or threatened in writing (or to Target's knowledge orally) to take any such action.

            2.24. Product and Service Quality.
                  ----------------------------
                  All services provided by Target to customers on or prior to the Closing Date conform to applicable contractual commitments, implied
                                    -20-

warranties not disclaimed, express warranties, product specifications and quality standards published by Target in all material respects, and Target does not have any material liability (and Target is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Target giving rise to any liability) for replacement or repair thereof, or for the taking of any remedial action with respect thereto or other damages in connection therewith. All material complaints received since January, 2001 from customers regarding Target's services are set out in Item 2.24 in detail reasonably sufficient to understand the nature of the complaint and the resolution or lack of resolution thereof.

            2.25  Insurance.
                  ----------
                  Target maintains the insurance coverage disclosed on
Item 2.25. Item 2.25 sets forth all claims made under such insurance policies since Target's inception and the premiums that apply with respect to such insurance policies as of the date of this Agreement.

            2.26  Disclosure.
                  -----------
                  Target has not failed to disclose any information known to it that is material to a decision to consummate the Merger. This Agreement (including Schedules and Exhibits) and the certificates and instruments delivered pursuant to this Agreement at the Closing by or on behalf of Target, to Target's knowledge, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which they were made.

      3.    REPRESENTATIONS AND WARRANTIES OF ACQUIRER AND NEWCO

            Each of Acquirer and Newco, where applicable, hereby represents and warrants, that, except as disclosed on the Acquirer disclosure letter delivered to Target herewith as amended from time to time in non-material respects prior to Closing:

            3.1   Organization and Good Standing.
                  -------------------------------
                  Acquirer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Each of Acquirer and Newco has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

            3.2   Power, Authorization and Validity; Adverse Changes.
                  ---------------------------------------------------
                  3.2.1 Each of Acquirer and Newco has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and under the Escrow Agreement and each other agreement to be entered by Acquirer in connection (the "Acquirer Ancillary Agreements"). This Agreement has been duly executed and delivered by Acquiror and Newco and the Acquirer Ancillary Agreements have been or will be duly executed and delivered by Acquirer and Newco (as applicable). The execution, delivery and performance of this Agreement and the Acquirer Ancillary Agreements have been duly and validly approved and authorized by Acquirer's Board of Directors and Newco's Board of Directors and shareholders, as applicable, and no other corporate approvals or proceedings on the part of Acquirer or Newco are necessary to authorize this Agreement and the transactions contemplated hereby.

                  3.2.2  No filing, authorization or approval,
governmental or otherwise, is necessary or required to be made or obtained
                                    -21-

to enable Acquirer and Newco as applicable, to enter into, and to perform its obligations under, this Agreement and the Acquirer Ancillary Agreements, except for (a) the filing of the Articles of Merger with the Secretary of State, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Utah law and the filing of appropriate documents with the relevant authorities of states other than Utah in which Acquirer and Newco are qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws.

                  3.2.3 This Agreement is and the Acquirer Ancillary Agreements are, or when executed and delivered by Acquirer and Newco (as applicable) and the other parties thereto will be, valid and binding obligations of Acquirer and Newco, enforceable against Acquirer and Newco in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) the enforceability of provision requiring indemnification in connection with the offering, issuance or sale of securities.

                  3.2.4 Since June 30, 2002, there has not been with respect to Acquirer any Material Adverse Change.

                  3.3    No Violations.
                         --------------
                         Neither the execution nor delivery of this
Agreement or any Acquirer Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any provision of the Certificate of Incorporation or Bylaws of Acquirer or Newco, as currently in effect or (b) any instrument or contract to which Acquirer or Newco is a party or by which Acquirer or Newco is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Acquirer or Newco or their respective assets or properties, other than, with respect to (a), (b) and (c), any such, conflict, termination, breach or violation that would not have a Material Adverse Effect on Acquirer.

                  3.4    Disclosure.
                         -----------
                         Acquirer has furnished Target with its most recent
annual report on Form 10-K (the "Form 10-K") for the year ended September 30, 2001 and all other reports or documents required to be filed by Acquirer pursuant to Section 13(a) or 15(d) of the 1934 Act since the filing of the Form 10-K through the date hereof and, hereafter, through the Closing Date, in each case as may be amended (the "Acquirer Disclosure Package"). The items in the Acquirer Disclosure Package, (including, without limitation, any financial statement or schedules included therein)
(i) were prepared in substantial compliance with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as the case may be, and (ii) to Acquirer's knowledge, did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Acquirer has filed all forms, reports and documents required to be filed with the SEC in the last twelve
(12) months under the Securities Act, or the Exchange Act, and the rules and regulations thereunder.

                  3.5    Newco.
                         ------
                  Newco has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Newco has not conducted any business activities and does not have any material liabilities or obligations. The sole shareholder of Newco has adopted this Agreement in accordance with Section 16-10a-1103 of the Utah Law.


                  3.4    Duly Issued Shares.
                         -------------------
                         The shares of Acquirer Common Stock to be issued
pursuant to the Merger (including such shares as could be issued upon conversion of the Convertible Note) have been reserved for such issuance and, when issued and delivered in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable.


                  3.5    Litigation.
                         -----------
                         There is no litigation, suit, action, or
proceeding pending, or to the knowledge of Newco or Acquirer, threatened against Newco or Acquirer, nor is there, to the knowledge of Acquirer, any basis therefore.

                         a.    Capitalization.
                               ---------------
                               (a) Authorized/Outstanding Capital Stock.
                               -----------------------------------------
                               As of the date hereof, the authorized
capital stock of Aquirer consists of 20,000,000 shares of Common Stock, no par value, of which 49,774 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, no par value, of which no shares are issued and outstanding. All issued and outstanding shares of Acquirer capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Acquirer in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws, except where the failure to so qualify would not result in a Material Adverse Effect on Acquirer.

                               (b) Options/Rights.
                               -------------------
                               Except as disclosed in Item 3.8(b), there
are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of Target's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Acquirer capital stock or obligating Acquirer to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Acquirer's outstanding securities.

      4.    TARGET PRECLOSING COVENANTS

      During the period from the date of this Agreement until the Effective Time, Target covenants to and agrees with Acquirer as follows:

            4.1   Advice of Changes.
                  ------------------
                  Target will promptly advise Acquirer in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect (however, no advisory need be provided regarding any event or action contemplated or permitted under this Agreement and (b) of the occurrence of any Material Adverse Change with respect to Target.

            4.2   Maintenance of Business.
                  ------------------------
                  The parties hereto understand and acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date. Target will use commercially reasonable efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If Target becomes aware of a material deterioration in the relationship with any material customer, supplier or key employee, it will promptly bring such information to the attention of Acquirer in writing and, if requested by Acquirer, will use commercially reasonable efforts to restore the relationship.

            4.3   Conduct of Business.
                  --------------------
                  Target will continue to conduct its business and maintain its business relationships in the Ordinary Course and will not, without the prior written consent of the Chief Executive Officer or Chief Financial Officer of Acquirer, not to be unreasonably withheld, conditioned or delayed:

                  (a) borrow any money other than pursuant to existing lines of credit;

                  (b) enter into any capital expenditure by Target in excess of $10,000 (in the case of transactions or commitments which are neither made in the Ordinary Course nor contemplated by Target's current capital expenditure budget) or $10,000 (in the case of transactions or commitments made in the Ordinary Course);

                  (c) encumber or permit to be encumbered any of its assets except in the Ordinary Course;

                  (d) dispose of any of its assets except in the Ordinary Course;

                  (e) enter into any lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the Ordinary Course or enter into any agreement of the types described in Section 2.11 to the extent involving amounts in excess of $10,000;

                  (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                  (g) pay any bonus, royalty, increased salary (except for annual increases in the Ordinary Course and disclosed to Acquirer in writing and approved by Acquirer, such approval not to unreasonably be withheld) or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements heretofore disclosed in writing to Acquirer) or enter into any new employment or consulting or severance agreement with any such person, or enter into any new agreement or plan of the type described in Section 2.15.3;

                  (h)    change accounting methods;

                  (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or, except as contemplated in this Agreement, redeem or otherwise acquire any of its capital stock excluding repurchases of unvested shares upon employee termination;

                  (j) amend or terminate or settle any disputes under any contract, agreement or license to which it is a party of a nature required to be disclosed in Section 2.12;

                  (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the Ordinary Course and which are not material in amount, which travel and expenses shall be reasonably documented by receipts for the claimed amounts;

                  (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the Ordinary Course and which are not material in amount;

                  (m) waive or release any material right or claim except in the Ordinary Course;

                  (n) issue or sell any shares of its capital stock of any class or any other of its securities, or issue, grant, modify or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock or accelerate the vesting of any outstanding option or other security;

                  (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                  (p) except for the Merger, merge, consolidate or reorganize with, or acquire any entity;

                  (q)    amend its Articles of Incorporation or Bylaws;

                  (r) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to Acquirer;

                  (s) license any of its technology or any Target Intellectual Property, except in the Ordinary Course;

                  (t)    change or terminate any insurance coverage;

                  (u) terminate the employment of any key employee disclosed in Item 2.10; or

                  (v) agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(u).

            4.4   Certain Agreements.
                  -------------------
                  Target will cause all present employees and consultants of Target engaged in development activity who have not previously executed Target's forms of assignments of copyright and other intellectual property rights to Target to execute such forms.

            4.5   Regulatory Approvals.
                  ---------------------
                  Target will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Acquirer may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Target will use commercially reasonable efforts to obtain or assist Acquirer in obtaining all such authorizations, approvals and consents.

            4.6   Necessary Consents.
                  -------------------
                  Target will use commercially reasonable efforts to obtain such written consents and waivers (including waivers of any applicable refusal or co-sale rights that may apply to the transactions hereby contemplated) and take such other actions as may be necessary or appropriate for Target to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Acquirer to carry on Target's business after the Closing Date.

            4.7   Litigation.
                  -----------
                  Target will notify Acquirer in writing promptly after learning of any material action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Target or any Subsidiary or threatened against it or any Subsidiary.

            4.8   No Other Negotiations.
                  ----------------------
                  In consideration of the time and effort to be devoted to the transactions contemplated by this Agreement, Target agrees that it will not engage in discussions concerning a potential financing or an acquisition of Target with any third party for a 45-day period beginning on the date of this Agreement.

            4.9   Access to Information.
                  ----------------------
                  Until the Closing Date, Target will provide Acquirer and its agents with reasonable access to the files, books, records and offices of Target, including, without limitation, any and all information relating to Target taxes, commitments, contracts, leases, licenses, real, personal and intangible property and financial condition. Target will cause its accountants to cooperate with Acquirer and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

            4.10  Satisfaction of Conditions Precedent.
                  -------------------------------------
                  Target will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and Target will use commercially reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

            4.11  Blue Sky Laws.
                  --------------
                  Target shall use commercially reasonable efforts to assist Acquirer to the extent necessary to comply with the securities and Blue Sky laws of all jurisdictions applicable in connection with the Merger.

            4.12  Notification of Employee Problems.
                  ----------------------------------
                  Target will promptly notify Acquirer if any of Target's officers becomes aware that any of its key employees intends to leave its employ.

            4.13  Benefit Plans; Cash Compensation.
                  ---------------------------------
                  As soon as practicable after the execution of this Agreement, Acquirer and Target shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements for Target's employees following the Merger. Target shall take such actions as are necessary to terminate its participation in such Employee Plans as is requested by Acquirer, provided that Acquirer shall take such steps as are commercially and administratively reasonable to ensure that (i) those Target employees who are eligible to participate in each such Employee Plan shall be entitled to participate, on terms comparable to those of their current participation, in comparable employee benefit plans maintained by Acquirer effective immediately following the Effective Date and (ii) such employees shall be credited with prior periods of employment with Target for purposes of participation in and vesting under Acquirer's employee benefit plans, including, without limitation, participation in and vesting under all employee pension benefit plans (as defined in Section 3(2) of ERISA), participation in and satisfaction of deductibles and co-pays under employee welfare benefit plans (as defined in Section 3(1) of ERISA), vacation and sick leave entitlement where service is a factor. Base compensation and, if applicable, eligibility for bonus compensation (with appropriate adjustment to milestones to track the combined business) will remain unchanged for Target's officers and employees, or if Acquirer so elects will be adjusted as mutually agreed.


            4.14  Shareholder Approval.
                  ---------------------
                  Prior to Closing, Target will obtain the approval of this Agreement, the Merger and related matters from the Target Shareholder in compliance with all applicable legal requirements.

            4.15  Sale of Shares Pursuant to Regulation D or Section 4(2).
                  --------------------------------------------------------
                  The parties hereto acknowledge and agree that the shares of Acquirer Common Stock issuable pursuant to Section 1 hereof shall constitute "restricted securities" within the meaning of the Securities Act. The certificates of Acquirer Common Stock shall bear the legends set forth in Section 1. It is acknowledged and understood that Acquirer is relying on certain written representations made by each shareholder of Target. Target will exercise reasonable best efforts to cause each Target shareholder to execute and deliver to Acquirer an Investor Representation Certificate in the form attached hereto as Exhibit 4.15.

      5.    ACQUIRER PRECLOSING COVENANTS

            During the period from the date of this Agreement until the Effective Time, or such later time as provided herein, Acquirer covenants to and agrees with Target as follows:

            5.1   Access to Information.
                  ----------------------
                  Until the Closing Date, Acquirer will allow Target and its agents reasonable access to its management and officers and material information regarding Acquirer, including without limitation, material information relating to Acquirer's business and financial condition. Acquirer will cause its accountants to cooperate with Target's accountants in making available all financial information reasonably requested to evaluate Acquirer's financial statements.

            5.2   Satisfaction of Conditions Precedent.
                  -------------------------------------
                  Acquirer will use all commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Acquirer will use all commercially reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

            5.3   Regulatory Approvals.
                  ---------------------
                  Acquirer will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which Target may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Acquirer will use all reasonable efforts to obtain all such authorizations, approvals and consents.

            5.4   Indemnification.
                  ----------------
                  From and after the Effective Time, Acquirer agrees to indemnify and hold harmless each current and former director and officer of Target against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, asserted or claimed after the Effective Time, to the fullest extent that Target would have been permitted under its organizational documents and applicable law in effect on the date hereof to indemnify such person (and in connection therewith Acquirer shall advance expenses as incurred to the fullest extent provided for under Acquirer's organizational documents and applicable law as from time to time in effect, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). Target represents that there is no current basis for any indemnity claim under this Section 5.4, except as set out in Item 5.4.

            5.5   Cooperation in Obtaining Necessary Consents.
                  --------------------------------------------
                  Acquirer will cooperate with Target as reasonably requested by Target in order to assist Target to obtain such written consents as are contemplated by Section 4.6 hereof.

            5.6   Closing Deliverables.
                  ---------------------
                  Prior to Closing, Acquirer shall deliver to Target true and accurate copies of the following items: (i) Acquirer's Certificate of Incorporation, as amended to date; (ii) a Certificate of Good Standing from the Oklahoma Secretary of State, of recent date, regarding Acquirer; (iii) a certified copy of the resolutions of the Acquirer's Board of Directors approving this Agreement and the issuance of shares of Acquirer capital stock hereby contemplated; and (iv) a certificate of the transfer agent of Acquirer of recent date reflecting the number of outstanding shares of capital stock of Acquirer; and (v) a copy of the letter from Acquirer's counsel to Acquirer's transfer agent confirming that the shares of Acquirer stock issued pursuant to this Agreement are duly issued.


      5.    ACQUIRER POST-CLOSING OBLIGATIONS

            6.1   Target Loans.
                  -------------
                  Acquirer shall repay One Hundred Six Thousand Two Hundred Nine and 84/100 US Dollars ($106,209.84) of Target's outstanding loans from the directors of Target (the "Director Loans") upon the earlier to occur of (i) the first anniversary of the Closing Date and (ii) the closing of an equity financing of Acquirer in which the net proceeds of such equity financing, when combined with the net proceeds of all such financings from and after the date hereof, equal or exceed Three Million Dollars ($3,000,000). Should Three Million Dollars be so raised prior to the Closing Date, then Acquirer shall cause Newco to satisfy its obligations under this Section at the Closing.

            6.2   Private Placement.
                  ------------------
                  Acquirer shall use commercially reasonable efforts to close an equity financing in which the net proceeds, when combined with the net proceeds of all such financings from and after the date hereof, equal between One Million Dollars ($1,000,000) and Three Million Dollars ($3,000,000). Not less than One Million Five Hundred Thousand Dollars ($1,500,000) shall, within the subsequent twelve (12) months thereafter, be contributed as working capital to the Surviving Corporation.

            6.3   Advisors.
                  ---------
                  Acquirer shall use commercially reasonable efforts to, within 90 days of Closing, engage Kings Peak Advisors, LLC, and European American Securities, [Inc.] as its financial advisors and investment bankers, respectively.

            6.4   Post-Closing Capitalization.
                  ----------------------------
                  Until such time as the Company has raised an aggregate amount of $3,500,000 in gross proceeds through debt and/or equity financings (including the $500,000 financing referenced in Section 8.9) (the "Initial Financings"), the Total Acquirer Shares shall represent at least ten percent (10%) of the Company's outstanding Capital Stock on a Fully Diluted Basis. For purposes of this Section 6.4, a "Fully Diluted Basis" shall include, at the time of such financings, all shares of outstanding capital stock of the Company, shares issuable upon the conversion of any debt instrument, and shares issuable upon the exercise of all outstanding warrants. In the event that Target Shareholders shares represent less than ten percent (10%) of the outstanding capital stock of the Company on a Fully Diluted Basis at any time up to and including the closing of the Initial Financings, Acquirer shall issue to Target Shareholder such number of shares of Acquirer Common Stock as is necessary to make the total number of shares of Acquirer Common capital stock held by Target Shareholder equal ten percent (10%) of the total outstanding capital stock of Acquirer on a Fully Diluted Basis.

            6.5   Reports Under the 1934 Act.
                  ---------------------------
                  With a view to making available to the Target
Shareholder the benefits of Rule 144 promulgated under the Securities Act of 1 ("SEC Rule 144") and any other rule or regulation of the SEC that may at any time permit the Target Shareholder to sell shares of Acquirer Common Stock to the public without registration, Acquirer agrees that it shall:

                         (a) make and keep public information available, as
those terms are understood and defined in SEC Rule 144, at all times;

                         (b) file with the SEC in a timely manner all
reports and other documents required of Acquirer under the Act and the Securities Exchange Act of 1934, as amended;

                         (c) furnish to the Target Shareholder forthwith
upon request so long as the Target Shareholder holds any shares of Acquirer Common Stock, whenever applicable (i) a written statement by Acquirer that it has compiled with its reporting requirements under SEC Rule 144, the 1933 Act, and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of Acquirer and such other reports and documents filed by Acquirer with the SEC, and (iii) such other information as may be reasonably requested in availing the Target Shareholder of any current rule or regulation of the SEC (or any future rule or regulation containing issuer information requirements comparable to or less burdensome than current SEC Rule 144) which permits the selling of any such securities without registration; and

                         (d) in the event that at any time after the first
anniversary of the Closing, Target Shareholder requests to transfer any Acquirer Common Stock in accordance with the provisions of SEC Rule 144, Acquirer will advise its transfer agent that the holding period for such shares, as determined pursuant to Rule 144(d), commenced on the Closing Date, and, assuming that all other conditions to SEC Rule 144 are met, that such shares will be transferable by the Target Shareholder pursuant to SEC Rule 144 from and after one year from such date.

      7.    CLOSING MATTERS

            7.1   The Closing.
                  ------------
                  Subject to termination of this Agreement as provided in
Section 10 below, the closing of the transactions provided for herein (the "Closing") will take place at the offices of Parsons, Behle & Latimer, 333 South 520 West, Suite 220, Lindon, Utah 84042 at 10:00 a.m., Mountain Time on the first business day following the last to be satisfied of the conditions to closing or such other date as the parties agree (the "Closing Date"). Prior to or concurrently with the Closing, the Articles of Merger, and such officers' certificates or other documents as may be required to effectuate the Merger will be filed with the Secretary of State. Accordingly, the Merger will become effective at the Effective Time.

            7.2   Exchange of Certificates.
                  -------------------------

                  7.2.1 As of the Effective Time, all shares of Target Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from Acquirer the number of shares of Acquirer Common Stock as set forth in Section 1.1, subject to Sections
1.2 and 1.3 hereof, and (b) the Convertible Note.

                  7.2.2 At and after the Effective Time, each certificate representing outstanding shares of Target Stock will represent the number of shares of Acquirer Common Stock into which such shares of Target Stock have been converted, and such shares of Acquirer Common Stock will be deemed registered in the name of the holder of such certificate. As soon as practicable after the Effective Time, each holder of shares of Target Stock will surrender (a) the certificates for such shares (the "Target Certificates") to Acquirer for cancellation or (b) an affidavit of lost certificate (or non-issued certificate) with appropriate indemnification (the "Affidavit") in form reasonably satisfactory to Acquirer. At the Effective Time, provided Acquirer has received the Target Certificates and/or the Affidavit (or any lost certificate bond required by the transfer agent if the transfer agent will not accept the indemnification in the Affidavit in lieu of the bond), Acquirer will cause its transfer agent to issue to such surrendering holder certificate(s) for the number of shares of Acquirer Common Stock to which such holder is entitled pursuant to
Section 1.1, subject to Section 1.2 hereof, less such holder's pro rata portion of the Escrow Shares deposited into escrow pursuant to Section 1.3 hereof.

                  7.2.3. At or before the Effective Time, Acquirer shall execute and deliver to the Target Shareholder the Convertible Note together with the Security Agreement and the Target Shareholder shall execute and deliver to Acquirer the Security Agreement.

                  7.2.4 All shares of Acquirer Common Stock delivered upon the surrender of Target Certificates in accordance with the terms hereof will be delivered to the registered holder or placed in escrow with the Escrow Agent, as applicable. After the Effective Time, there will be no further registration of transfers of the shares of Target Stock on the stock transfer books of Target. If, after the Effective Time, Target Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates and cash therefor will be delivered or placed in escrow as provided in this Section 7.2.

                  7.2.5 Until Target Certificates representing Target Stock outstanding prior to the Merger are surrendered pursuant to Section
7.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of (a) the number of shares of Acquirer Common Stock into which the shares of Target Stock will have been converted as set forth in Section 1.1, subject to the obligation to place a portion thereof in escrow as required hereby, and as set forth in Section 1.2 hereof.

      8.    CONDITIONS TO OBLIGATIONS OF TARGET

            Target's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Target):

            8.1   Accuracy of Representations and Warranties.
                  -------------------------------------------
                  The representations and warranties of Acquirer set forth in Section 3 shall be accurate in all material respects and Target shall have received a certificate to such effect executed on behalf of Acquirer by its Chief Executive Officer and its Chief Financial Officer.

            8.2   Covenants.
                  ----------
                  Acquirer shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing Date, and Target shall have received a certificate to such effect executed on behalf of Acquirer by its Chief Executive Officer or Chief Financial Officer.

            8.3   Compliance with Law.
                  --------------------
                  There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

            8.4   Government Consents.
                  --------------------
                  There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

            8.5   No Litigation.
                  --------------
                  No litigation or proceeding initiated by a party other than Target or the Target Shareholder shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement.

            8.6   Shareholder Approval.
                  ---------------------
                  The principal terms of this Agreement shall have been approved and adopted by the Target Shareholder, as required by applicable law and Target's Articles of Incorporation and by-laws.

            8.7   Requisite Approvals.
                  --------------------
                  The principal terms of this Agreement shall have been approved and adopted by Acquirer and Newco, as required by applicable law and by their respective Boards of Directors.

            8.8   Employment Agreements.
                  ----------------------
                  Each of Kennedy and Scammell shall have entered into two-year employment agreements in a form attached as Exhibit 8.8.

            8.9   Equity Raised.
                  --------------
                  Acquirer shall have raised, from and after the date hereof, at least $500,000 in net proceeds from one or more new debt or equity financings.

            8.10  Ancillary Agreements.
                  ---------------------
                  Acquirer and Newco shall have executed and delivered (i) a Stock Purchase Agreement with Kennedy in respect of his shares of Competency Based Learning, Pty. Ltd., a registered company under the Corporations Law of South Australia; and (ii) a Stock Purchase Agreement with Kennedy and Scammell in respect of their shares of ACN 082 126 501 Pty. Ltd., a registered company under the Corporations Law of South Australia, concurrently with the execution and delivery of this Agreement.

      9.    CONDITIONS TO OBLIGATIONS OF ACQUIRER

            The obligations of Acquirer hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Acquirer):

            9.1   Accuracy of Representations and Warranties.
                  -------------------------------------------
                  The representations and warranties of Target set forth in Section 2 shall be accurate in all material respects and Acquirer shall have received a certificate to such effect executed on behalf of Target by its Chief Executive Officer and its Chief Financial Officer.

            9.2   Covenants.
                  ----------
                  Target shall have performed and complied in all material respects with all of its covenants contained in Section 4 on or before the Closing and Acquirer shall have received a certificate to such effect signed on behalf of Target by its Chief Executive Officer and its Chief Financial Officer.

            9.3   Compliance with Law.
                  --------------------
                  There shall be no order, decree, or ruling by any court or governmental agency in effect that would prohibit or render illegal the transactions provided for in this Agreement.

            9.4   Government Consents.
                  --------------------
                  There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

            9.5   Consents.
                  ---------
                  Acquirer shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of any and all contracts and leases of Target which if not continued would have a Material Adverse Effect on Target.

            9.6   Absence of Material Adverse Change.
                  -----------------------------------
                  Since the Balance Sheet Date, there shall not have been any Material Adverse Change with respect to Target.

            9.7   Requisite Approvals.
                  --------------------
                  The principal terms of this Agreement shall have been approved and adopted by the Target Shareholder, as required by applicable law and Target's Articles of Incorporation and Bylaws, and by Target's Board of Directors.

            9.8   No Litigation.
                  --------------
                  No litigation or proceeding shall be threatened or pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement or which have had or could reasonably be expected to have Material Adverse Effect on Target.

            9.9   Escrow.
                  -------
                  Acquirer shall have received the Escrow Agreement, executed by the Target Shareholder and the Escrow Agent, which agreement provides for the escrow of the Escrow Shares on the terms and conditions of the Escrow Agreement.

            9.10  Shareholder Approval.
                  ---------------------
                  All of Target's shareholders shall have approved this Agreement, the Merger and related matters.

            9.11  Employment Agreements.
                  ----------------------
                  Each of Kennedy and Scammell shall have entered into two-year employment agreements in a form attached as Exhibit 8.8.

            9.12  Investor Representation Certificate.
                  ------------------------------------
                  Each of the Target Shareholders shall have executed and delivered to Acquirer an Investor Representation Certificate in the form attached hereto as Exhibit 4.15.

            9.13  Ancillary Agreements.
                  ---------------------
                  Kennedy and Scammell shall have executed and delivered
(i) a Stock Purchase Agreement by and between Kennedy, Acquirer and Newco in respect of Kennedy's shares of Competency Based Learning, Pty. Ltd., a registered company under the Corporations Law of South Australia; and (ii) a Stock Purchase Agreement by and between Kennedy, Scammell, Acquirer and Newco in respect of Kennedy's and Scammell's shares of ACN 082 126 501 Pty. Ltd., a registered company under the Corporations Law of South Australia, concurrently with the execution and delivery of this Agreement.

      10.   TERMINATION OF AGREEMENT

            10.1  Termination.
                  ------------
            This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of Target:

            (a)   by the mutual written consent of Acquirer and Target;

            (b) Upon notice by either party, if the Merger shall not have been consummated by October 15, 2002 (the "Final Date") other than as the result of a breach of this Agreement by the terminating party;

            (c) by Target, if there has been a breach by Acquirer of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Acquirer which has or can reasonably be expected to have a Material Adverse Effect on Acquirer and which Acquirer fails to cure within a reasonable time, not to exceed thirty (30) days, after written notice thereof (except that no cure period will be provided for a breach by Acquirer which by its nature cannot be cured);

            (d) by Acquirer, if there has been a breach by Target of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Target which has or can reasonably be expected to have a Material Adverse Effect on Target and which Target fails to cure within a reasonable time not to exceed thirty (30) days after written notice thereof (except that no cure period will be provided for a breach by Target which by its nature cannot be cured) );

            (e) by Acquirer, if Target breaches its obligations under Section 4.8 or Section 4.14; or

            (f) by either party, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and nonappealable.

      Any termination of this Agreement under this Section 10.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

      10.2  Certain Continuing Obligations.
            -------------------------------
            Following any termination of this Agreement pursuant to this
Section 10, the parties hereto will continue to perform their respective obligations under Sections 12.11 and 12.15 but will not be required to continue to perform their other covenants under this Agreement, except as provided in Section 10.1(c) and (d).

      11.   SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
            AND REMEDIES, CONTINUING COVENANTS

      11.1  Survival of Representations.
            ----------------------------
            The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the first anniversary of the Closing Date (the "Indemnification Period"); provided, that the Indemnification Period for representations and warranties contained in
Section 2.8, Section 2.15 and Section 2.19 shall not terminate until the expiration of any applicable statute of limitations; provided, further, that the Indemnification Period for representations and warranties contained in Sections 2.2.1, 2.3, 2.5, 2.12, 2.22, and 3.6 shall not terminate but shall continue indefinitely. Notwithstanding the foregoing, each Subparagraph under this Section 11 shall not be so limited and shall survive until any claims under this Agreement are resolved in accordance with this Agreement. The covenants contained in Section 6 shall survive in accordance with their terms.

      11.2  Target Shareholder Indemnification.
            -----------------------------------
            (a) Target and the Target Shareholder shall jointly and severally indemnify and hold harmless Acquirer, Newco, and each of their respective officers, shareholders, directors, agents, affiliates and employees (the "Acquirer Indemnified Parties"), against and in respect of all actions, damages, claims, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by an Acquirer Indemnified Party (all such amounts being hereinafter sometimes referred to as "Damages") arising out of or related to (i) any misrepresentation or breach of any warranty made by Target or Target Shareholder pursuant to Section 2, (ii) the nonperformance or breach of any covenant, agreement or obligation of Target or Target Shareholder contained in this Agreement, or (iii) any failure of the Target Shareholder to have good, valid and marketable title to the issued and outstanding Target Common Stock held by him, free and clear of all liens, claims, pledges, options, adverse claims, assessments and charges of any nature whatsoever, or to have the full right, capacity and authority to vote said Target Common Stock in favor of the Merger and the other transaction anticipated hereby. There shall be no liability for indemnification under this
Section 11.2 unless the aggregate amount of Damages hereunder exceeds Ten Thousand Dollars ($10,000), and then only to the extent such aggregate amount of Damages exceeds $10,000. The total liability of the Target Shareholder for Damages hereunder shall be satisfied solely from the (1) Escrow Shares with respect to representations and warranties with a one-year Indemnification Period and (2) Total Acquirer Shares and amounts paid or payable to Target Shareholder under the Convertible Note with respect to representations and warranties with an Indemnification Period of longer
than one year.   The total liability of the Target Shareholder for Damages
hereunder shall not exceed the value of the Escrow Shares with respect to clause (1) above or the Total Acquirer Shares plus amounts paid or payable to Target Shareholder under the Convertible Note with respect to clause (2) above. The Total Acquirer Shares and amounts paid or payable under the Convertible Note shall be the exclusive source of indemnification for Damages as provided by Section 11.2. The foregoing limitation shall not apply to breaches resulting from fraud or intentional misrepresentation. The value of the Total Acquirer Shares shall be the Fair Market Value (as defined in Section 11.5) thereof as determined at on the date any such Damages become due and payable.

            (b) Acquirer shall be entitled to indemnification from the Escrow Shares, the Total Acquirer Shares and from amounts paid and payable under the Convertible Note in the following order:

                  (i) First, from the Escrow Shares deposited in escrow pursuant to Section 1.3;

                  (ii) Second, in the event the aggregate Damages exceeds the value of the Escrow Shares, from a set-off against principal and accrued interest then outstanding under the Convertible Note;

                  (iii) Third, in the event the aggregate Damages exceeds the value of the Escrow Shares and the principal and accrued interest outstanding under the Convertible Note, the shares of Acquirer Common Stock received by Target Shareholder on the Closing Date; and

                  (iv) Fourth, in the event the aggregate Damages exceeds the value of the Total Acquirer Shares and the principal and accrued interest outstanding under the Convertible Note, from amounts previously paid to Target Shareholder under the terms of the Convertible Note that shall be returned by the Target Shareholder as full and complete satisfaction of his liabilities for indemnification under this Section 11.

            (c) If an Acquirer Indemnified Party believes it has incurred any Damages which are subject to indemnification under Section 11.2, it shall promptly provide written notice thereof to the Target Shareholder. The Total Acquirer Shares and amounts paid or payable under the Convertible Note shall be the exclusive source of indemnification for Damages as provided by Section 11.2.

            (d) With respect to claims or demands by third parties, whenever an Acquirer Indemnified Party shall have received notice that such a claim or demand has been asserted or threatened, which, if true, would result in indemnification under Section 11.2, the Acquirer Indemnified Party shall as soon as reasonably practicable, and in any event within thirty (30) days of receipt of such notice, notify the Target Shareholder of such claim or demand and of all relevant facts within its knowledge which relate thereto. The Target Shareholder shall then have the right to undertake the defense of any such claims or demands utilizing counsel he selects and approved by Acquirer, which approval shall not be unreasonably withheld, conditioned or delayed; provided however, that the Target Shareholder shall not settle or otherwise compromise any such action without the prior written consent of the Acquirer Indemnified Party unless such settlement affords the Acquirer Indemnified Party a full release. In the event that the Target Shareholder shall fail to give notice of his intention to undertake the defense of any such claim or demand within twenty (20) days after receiving notice that it has been asserted or threatened, the Acquirer Indemnified Party shall have the right to satisfy and discharge the same by payment, compromise or otherwise.

            (e) If an Acquirer Indemnified Party believes it has incurred any Damages which are subject to indemnification under Section 11.2(a) and such Damages do not involve a third party claim or demand described in Section 11.2(d), it shall forward notice thereof to the Target Shareholder and shall state therein the amount of Damages it believes it has suffered, and shall provide, in reasonable detail the facts alleged as the basis for such claim and the section or sections of this Agreement alleged to have been violated (a "Damages Notice"). No later than thirty
(30) days after receipt of a Damages Notice from an Acquirer Indemnified Party, the Target Shareholder shall deliver to Acquirer either a notice accepting such claim for Damages or a notice that the Target Shareholder disputes the claim for Damages. A failure to provide the Acquirer Indemnified Party with notice disputing a claim for Damages within thirty
(30) days of receipt of a Damages Notice from an Acquirer Indemnified Party shall be deemed acceptance of such claim.

      11.3  Acquirer Indemnification.
            -------------------------
            (a) Acquirer shall indemnify and hold harmless Target Shareholder and his spouse, heirs, representatives, successor and assigns (together the "Target Shareholder Indemnified Parties"), against and in respect of all actions, damages, claims, loses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by a Target Shareholder Indemnified Party within the Indemnification Period, arising out of or related to (i) any misrepresentation or breach of any warranty made by Acquirer or Newco pursuant to Section 3, or (ii) the nonperformance or breach of any covenant, agreement or obligation of Acquirer or Newco contained in this Agreement. If any Damages are incurred by a Target Shareholder Indemnified Party in connection with clause (i) or (ii) above, then such misrepresentation, breach or nonperformance shall constitute an event of default under the Convertible Note and the Security Agreement if (1) Target Shareholder Indemnified Parties shall have complied with the requirements of this Section 11.3 and (2) the Damages have not been paid by Acquirer within ten (10) days of becoming due and payable in accordance with this
Section 11.3. Damages shall become due and payable by Acquirer upon Acquirer's acceptance of claim for Damages as provided in Subsection 11.3(e) or, if the Damages are disputed by Acquirer, upon a final decision of an arbitrator pursuant to Section 12.19 or a final judgment by a court of competent jurisdiction. There shall be no liability for indemnification under this Section 11.3 unless the aggregate amount of Damages hereunder exceeds Ten Thousand Dollars ($10,000), and then only to the extent such aggregate amount of Damages exceeds $10,000.

            (b) Target Shareholder's rights in the event of a default under the Convertible Note and the Security Agreement and the remedies available thereunder shall be the sole source of indemnification for Damages as provided by Section 11.3 and shall operate as a full and complete satisfaction of all liabilities of Acquirer and Newco for indemnification under this Section 11.

            (c) If a Target Shareholder Indemnified Party believes it has incurred any Damages that are subject to indemnification under Section 11.3, it shall promptly provide written notice thereof to Acquirer.

            (d) With respect to claims or demands by third parties, whenever a Target Shareholder Indemnified Party shall have received notice that such a claim or demand has been asserted or threatened, which, if true, would result in indemnification under Section 11.3, the Target Shareholder Indemnified Party shall as soon as reasonably practicable, and in any event within thirty (30) days of receipt of such notice, notify Acquirer of such claim or demand and of all relevant facts within its knowledge which relate thereto. Acquirer shall then have the right to undertake the defense of any such claims or demands utilizing counsel selected by it and approved by the Target Shareholder, which approval shall not be unreasonably withheld, conditioned or delayed, provided however, that Acquirer shall not settle or otherwise compromise any such action without the prior written consent of the Target Shareholder Indemnified Party unless such settlement affords the Target Shareholder Indemnified Party a full release. In the event that Acquirer shall fail to give notice of its intention to undertake the defense of any such claim or demand within twenty (20) days after receiving notice that it has been asserted or threatened, the Target Shareholder Indemnified Party shall have the right to satisfy and discharge the same by payment, compromise or otherwise.

            (e) If a Target Shareholder Indemnified Party believes it has incurred any Damages which are subject to indemnification under Section 11.3(a) and such Damages do not involve a third party claim or demand described in Section 11.3(d), it shall forward a Damages notice to Acquirer. No later than thirty (30) days after receipt of a Damages Notice from a Target Shareholder Indemnified Party, Acquirer shall deliver to Target Shareholder Indemnified Party either a notice accepting such claim for Damages or a notice that Acquirer disputes the claim for Damages. A failure to provide the Target Shareholder Indemnified Party with notice disputing a claim for Damages within thirty (30) days of receipt of a Damages Notice from a Target Shareholder Indemnified Party shall be deemed acceptance of such claim.

            11.4  Insurance Recoveries; Tax Benefits.
                  -----------------------------------

            Any indemnity payment made by the Target Shareholder to any Acquirer Indemnified Party, on the one hand, or by Acquirer to any Target Shareholder Indemnified Party, on the other hand, pursuant to this
Section 11 in respect of any claim (i) shall be net of an amount equal to
(x) any insurance proceeds realized by and paid to the respective Target Shareholder Indemnified Parties or Acquirer Indemnified Parties minus (y)
                                    -38-

any related costs and expenses, including the aggregate cost of pursuing any related insurance claims plus any correspondent increases in insurance premiums or other chargebacks, and (ii) shall be (A) reduced by an amount equal to the tax benefits, if any, attributable to such claim and (B) increased by an amount equal to the taxes, if any, attributable to the receipt of such indemnity payment, but only to the extent that such tax benefits are actually realized, or such taxes are actually paid, as the case may be, by the Target Shareholder Indemnified Parties or Acquirer Indemnified Parties or any consolidated, combined or unitary group of which such Target Shareholder Indemnified Parties or Acquirer Indemnified Parties are a member.

            11.5  Fair Market Value.
                  ------------------
                  For purposes of this Section 11, "Fair Market Value" shall mean:

                         (i)   if the Acquirer's Common Stock is traded on
an exchange or are quoted on the NASDAQ National Market, the average of the closing or last sale price reported for the ten business days immediately preceding the date of net issuance exercise;

                         (ii)  if Acquirer's Common Stock is not traded on
an exchange or on the NASDAQ National market, but is traded in the over-the-counter market, the average of the closing bid and asked prices reported for the ten market days immediately preceding the date of net issuance exercise; and,

                         (iii) in all other cases, the fair market value
as determined in good faith by Acquirer's Board of Directors.

      12.   MISCELLANEOUS

            12.1  Governing Law.
                  --------------
                  Except to the extent for corporate matters governed by the internal laws of California and Utah, the internal laws of the State of Utah (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

            12.2  Assignment; Binding Upon Successors and Assigns.
                  ------------------------------------------------
                  No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            12.3  Severability.
                  -------------
                  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

            12.4  Counterparts.
                  -------------
                  This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

            12.5  Amendment and Waivers.
                  ----------------------
                  Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The parties hereto may amend this Agreement at any time before or after approval of the Target Shareholder.

            12.6  No Waiver.
                  ----------
                  The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

            12.7  Notices.
                  --------
                  Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by registered or certified mail, on the third business day following deposit in the mails, addressed as follows:

                  (i)    If to Acquirer:

                         Trinity Companies, Inc.
                         2526 Druant Avenue
                         Berkeley, California 94704
                         Attention:  Doug Cole, President

                         with a copy to:

                         Parsons, Behle & Latimer
                         333 South 520 West, Suite 220
                         Lindon, Utah 84042
                         Attention:  Brent Christensen, Esq.
                         Phone:  (801) 532-1234
                         Fax:  (801) 536-6111

                  (ii)   If to Target:

                         Competency Based Learning, Inc.
                         _____________________
                         _____________________
                         Attention: _____________
                         Phone:  ______________
                         Fax:  _______________
                         with a copy to:

                         Greene Radovsky Maloney & Share LLP
                         Four Embarcadero Center, Suite 4000
                         San Francisco, California 94111
                         Attention: Adam P. Siegman, Esq.
                         Phone:  (415) 981-1400
                         Fax:  (415) 777-4961

or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 12.7.

            12.8  Construction of Agreement.
                  --------------------------
                  The language hereof will not be construed for or against any party based solely on that party being the drafting party. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

            12.9  No Joint Venture.
                  -----------------
                  Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

            12.10 Further Assurances.
                  -------------------
                  Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

            12.11 Public Announcement.
                  --------------------
                  Acquirer and Target will issue a press release approved by both parties announcing the Merger as soon as practicable following the execution of this Agreement. Acquirer may issue such press releases, and make such other disclosures regarding the Merger, as it determines to be required or appropriate under applicable securities laws. Target will not make any other public announcement or disclosure of the transactions contemplated by this Agreement until such time as Acquirer has issued such press releases, and made such other disclosures regarding the Merger required under applicable securities laws or the time period designated by federal securities laws for making such disclosures has lapsed. Target will take all reasonable precautions to prevent any trading in the securities of Acquirer by officers, directors, employees and agents of

Target having knowledge of any material information regarding Acquirer provided hereunder, including, without limitation, the existence of the transactions contemplated by this Agreement (the "Acquirer Material Information"), until the information in question has been publicly disclosed. The Target agrees to cause the Target Shareholder not to trade in the securities of Acquirer until the Acquirer Material Information has been disclosed.

            12.12 Time is of the Essence.
                  -----------------------
                  The parties hereto acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement, and that they will each utilize reasonable best efforts to satisfy all the conditions to Closing.

            12.13        Certain Definitions.
                  --------------------

                  12.13.1 "Material Adverse Effect" and "Material Adverse Change" For purposes of this Agreement, the terms "Material Adverse Effect" and "Material Adverse Change" mean or refer to, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the financial condition, properties, assets, liabilities, material Intellectual Property rights, business, or operating results of such entity, and its subsidiaries if any, taken as a whole, except for those changes, circumstances or events that are caused by (i) general business or economic conditions, (ii) conditions affecting the market in which such entity competes, (iii) conditions resulting from the announcement of this Agreement or the pendency of the consummation of the transactions contemplated herein and (iv) conditions resulting from or relating to the taking of any action contemplated by this Agreement or otherwise agreed to by Acquirer.

                  12.13.2 "Person" shall mean any individual, Entity or Governmental Body.

                  12.13.3 "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

                  12.13.4. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

            12.14        Expenses.
                  ---------
                  All expenses incurred in connection with the Merger on behalf of Target and Target Shareholder, including, but not limited to, all accounting, legal and investment banking and other Merger related fees, shall be paid by Target's current shareholders, and not by Target or Acquirer.

            12.15 Absence of Third Party Beneficiary Rights.
                  ------------------------------------------
                  No provisions of this Agreement are intended, nor will
be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, except as specifically otherwise provided to be for the benefit of officers, directors, employees or shareholders of Target in Sections 4.13 and 5.4 (as to officers and directors) and 10.3 (as to shareholders), and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

            12.16 Entire Agreement.
                  -----------------
                  This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

            12.17 Sole Remedy.
                  ------------
                  The parties' sole and exclusive remedy for breach of any representation, warranty or covenant herein shall be the indemnification provision of Article 11.


            12.18 Arbitration.
                  ------------
                  Any dispute arising out of this Agreement under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C.
Section 1-14. The Parties agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the AAA Rules within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall be required to furnish to the parties to the arbitration a preliminary statement of the arbitrator's decision that includes the legal rationale for the arbitrator's conclusion and the calculations pertinent to any damage award being made by the arbitrator. The arbitrator shall then furnish each of the parties to the arbitration the opportunity to comment upon and/or contest the arbitrator's preliminary statement of decision either, in the discretion of the arbitrator, through briefs or at a hearing. The arbitrator shall render a final decision following any such briefing or hearing. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrator shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by any party and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by any party), including the power to render an award as provided in Rule

43 of the AAA Rules. The arbitrator shall have the power to award the prevailing party its costs and reasonable attorneys' fees; provided, however, that the arbitrator shall not award attorneys' fees to a prevailing party if the prevailing party received a settlement offer unless the arbitrator's award to the prevailing party is greater than such settlement offer without taking into account attorneys' fees in the case of the settlement offer or the arbitrator's award. In addition to the above courts, the arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration.

            12.19.        Governmental Charges.
                  ----------------------
                  Acquirer shall pay all sales tax or other governmental charges resulting from the transactions contemplated by this Agreement except as provided in Section 1.7 and excluding any other income taxes assessed against Target or Target Shareholder as a result of this Agreement.




[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ACQUIRER                             TARGET
Trinity Companies, Inc.              Competency Based Learning, Inc.

By:                                  By:
Name:                                Name:
Title:                               Title:

NEWCO
CBL Acquisition Corp.
By:
Name:
Title:



     Target Shareholder hereby signs as an individual and guarantees and indemnifies the obligations of Target under this Agreement for purposes of
Section 11 of this Agreement.


                                     __________________________________
                                     Name:



                             SIGNATURE PAGE TO
                    AGREEMENT AND PLAN OF REORGANIZATION









                                    -44-